As filed with the Securities and Exchange Commission on December 1, 1998
                                              Registration No. ___-______
=========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                             PG&E CORPORATION
          (Exact name of registrant as specified in its charter)

             California                            94-3234914
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

                One Market, Spear Street Tower, Suite 2400
                      San Francisco, California 94105
            (Address of principal executive offices) (zip code)

      PG&E Gas Transmission, Northwest Corporation Savings Fund Plan
                       for Non-Management Employees
      PG&E Gas Transmission, Northwest Corporation Savings Fund Plan
                         for Management Employees
                         (Full title of the Plans)

                           Gary P. Encinas, Esq.
                           77 Beale Street, B30A
                              P.O. Box 770000
                      San Francisco, California 94177
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:(415) 973-2784



                      CALCULATION OF REGISTRATION FEE
===========================================================================
Title of each class                   Proposed       Proposed
of securities to be                   maximum        maximum    Amount
registered:                           offering       aggregate  of
Common Stock,         Amount to       price per      offering   registration
no par value          be registered   share          price      fee
---------------------------------------------------------------------------
PG&E Gas Transmission,
Northwest Corporation
Savings Fund Plan for
Non-Management Employees  500,001 shs   $31.125*     $31.125 *   $.01*

PG&E Gas Transmission,
Northwest Corporation
Savings Fund Plan for
Management Employees      500,000 shs          *             *       *


*The registration fee with respect to 1,000,000 shares was paid when Registration Statement No. 33-50601 covering 20,000,000 shares was filed on October 14, 1993. Upon the filing of Post-Effective Amendment No. 3 to Registration Statement No. 33-50601, the registration of such 1,000,000 shares, along with the respective registration fee of $11,055, shall be transferred to this registration statement for offer and sale under the terms of the employee benefit plans described herein. The original registration fee was calculated pursuant to Rules 457(h)(1) and 457(c) of the Securities Act of 1933, on the basis of $35.375 per share. The proposed maximum offering price per share shown in the table above is $31.125, the average of the high and low prices of the registrant's common stock on November 30, 1998 as reported on the New York Stock Exchange.

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 33-50601, as amended by Post-Effective amendments Nos. 1 and 2, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement, except to the extent modified by the information set forth below in response to Part II, Items 3 and 8.

                             PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents are incorporated by reference in this registration statement: (i) the latest annual report of PG&E Corporation (the "Registrant"), the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees and the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock ("Common Stock") filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or by the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees and the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees after the date of this registration statement pursuant to Sections 13(a), 13c, 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.   Exhibits.

          5.1 Undertaking re Status of Favorable Determination Letter regarding the Plans - The Registrant will cause its subsidiary referenced herein to submit, or such subsidiary has submitted, the plans described herein and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans under Section 401(k), of the Internal Revenue Code.

          5.2 Opinion of Bruce R. Worthington, Esq. (incorporated by reference to Exhibit 5.2 of Post-Effective Amendment
          No. 2 to Registration Statement No. 33-50601).

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Bruce R. Worthington (included in
          Exhibit 5.2 hereto).

          24.1 Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this Registration Statement.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 1st day of December, 1998.

                                   PG&E CORPORATION
                                     (Registrant)


                                        GARY P. ENCINAS
                                   By ---------------------------
                                        GARY P. ENCINAS
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

          Signatures               Title            Date

A.   Principal Executive
     Officer

     *ROBERT D. GLYNN, JR.   Chairman of the        December 1, 1998
                             Board, President,
                             and Chief
                             Executive Officer

B.   Principal Financial
      Officer

     *MICHAEL E. RESCOE      Senior Vice President  December 1, 1998
                             and Chief Financial
                             Officer

C.   Controller or
     Principal Accounting
     Officer

     *CHRISTOPHER P. JOHNS   Vice President         December 1, 1998
                             and Controller


D.        Directors

          *ROBERT D. GLYNN, JR. )
          *RICHARD A. CLARKE    )
          *H. M. CONGER         )
          *MARY S. METZ         )

          *JOHN C. SAWHILL      )
          *WILLIAM S. DAVILA    )
          *REBECCA Q. MORGAN    )
          *DAVID A. COULTER     )Directors
          *C. LEE COX           )
          *ALAN SEEELENFREUND   )
          *RICHARD B. MADDEN    )
          *BARRY LAWSON WILLIAMS)
          *DAVID M. LAWRENCE    )
          *CARL E. REICHARDT    )


           GARY P. ENCINAS
* By ------------------------------
          (Gary P. Encinas,
          Attorney-in-Fact)

      The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plans listed below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 1st day of December, 1998.



                         PG&E GAS TRANSMISSION, NORTHWEST
                         CORPORATION SAVINGS FUND PLAN FOR NON-
                         MANAGEMENT EMPLOYEES


                           By    ROBERT T HOWARD
                                 -----------------------
                                 Robert T. Howard
                                 Chairman, Employee Benefit and
                                 Finance Committee


                         PG&E GAS TRANSMISSION, NORTHWEST
                         CORPORATION SAVINGS FUND PLAN FOR
                         MANAGEMENT EMPLOYEES


                           By    ROBERT T HOWARD
                                 -------------------------
                                 Robert T. Howard
                                 Chairman, Employee Benefit and
                                 Finance Committee

                                   EXHIBIT INDEX

          23.1 Consent of Arthur Andersen LLP.

          24.1 Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this Registration Statement.